U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

GROWERS DIRECT COFFEE COMPANY, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7TH Street, Berkeley, California	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 204 9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 8 – Other Events

Item 8.01

Other Events

A lawsuit was filed in January 2006, in Clark County, Nevada, against the Company by a former director, Brian Inouye, seeking compensation.  The parties have come to a settlement agreement in that lawsuit.  Mr. Inouye accepted shares of stock and options to purchase additional shares and agreed to drop all claims against the Company.  Additionally, the Company made certain counter-claims against Mr. Inouye, which were also dismissed. Through further investigation, it has come to the Board’s attention that Brian J. Inouye did not engage in any short-swing trades, and is not subject to disgorgement under the provisions of Section 16 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

     GROWERS DIRECT COFFEE COMPANY, INC.

Date:  July 2, 2008

/s/ Paul Khakshouri

 Paul Khakshouri, President